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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


                                February 23, 2000
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                Date of Report (Date of earliest event reported)


                       THE ST. LAWRENCE SEAWAY CORPORATION
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             (Exact name of registrant as specified in its charter)


                                     Indiana
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                 (State or other jurisdiction of incorporation)


        0-2040                                                    35-1038443
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(Commission File Number)                                     (I.R.S. Employer
                                                             Identification No.)

818 Chamber of Commerce Building
320 N. Meridian Street
Indianapolis, Indiana                                             46204
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(Address of principal executive offices)                       (Zip Code)


                                 (317) 639-5292
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               Registrant's telephone number, including area code


                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 23, 2000, St. Lawrence Seaway Corporation (the "Company") conducted a real estate auction and entered into definitive purchase and sales agreements with seven non-affiliated, individual purchasers to sell an aggregate of approximately 195 acres of agricultural real estate in Northern Indiana, known as Schleman Farm (the "Property") at an aggregate gross price of Five Hundred Sixty Seven Thousand Five Hundred ($567,500).

         The Property was devoted by the Company to farming activities under the cash lease method of operation. The cash lease method of operation involves the leasing of property to farmers who are directly responsible for the operation thereof and who paid the Company a rental fee covering a ten-month period for the use of the property for farming and related activities. The Company generally received these rental payments at one time or in semi-annual installments. Real estate taxes and other minor expenses, such as insurance, were the responsibility of the Company in some instances. As a result of the sale of the Property and termination of the farm tenant prior to the planting season, the Company will not realize any farm rental income from the Property in its fiscal year ended March 31, 2001.

         The Company engaged the services of its regular farm management company, Halderman Farm Management Service, Inc., of Wabash, Indiana ("Halderman") to conduct the auction of the Property and to broker the sales. Halderman had managed, and was responsible for the negotiation of all leases, tenant contracts, and general operations and programs of the Schleman Farm. The Company will pay Halderman, from the gross proceeds of sale of the Property, a commission of 5% of the aggregate gross purchase price, and will reimburse Halderman for $4,500 in advertising and marketing expenses in connection with the auction.

         Each purchase and sale agreement between the Company and the purchasers provides that the closing for the sale of the Property will be no later than May 15, 2000, unless mutually agreed by the parties. Each agreement also requires the Company to provide, at its expense, a staked survey and title commitment prior to closing. The Company will also have to pay taxes on any gain from the sale that exceeds its existing Net Operating Loss.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE ST. LAWRENCE SEAWAY CORPORATION


                                            By: /s/ Daniel L Nir
                                               ---------------------------------
                                                 Daniel L Nir
                                                 President and Treasurer

Dated: March 6, 2000